UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

926 Rock Avenue

San Jose, California 95131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2012, Dialogic Inc. (the “Company”) obtained a letter (the “Letter”) from Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, (collectively, the “Term Loan Lenders”) confirming that they will not under any circumstances accelerate the maturity date of amounts due under the Company’s Second Amended and Restated Credit Agreement, dated October 10, 2010, as amended, by and among the Company, Dialogic Corporation, a British Columbia corporation and a wholly owned subsidiary of the Company, certain other subsidiaries of the Company, and the Term Loan Lenders, on or before May 1, 2012.

The description of the Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On March 5, 2012, Dialogic Corporation entered into an Amendment No. 4 (the “Fourth Amendment”) to the Forbearance Agreement dated November 14, 2011 (the “Forbearance Agreement”) with certain lenders (the “Lenders”) and Wells Fargo Foothill Canada ULC (the “Agent”) in connection with that certain credit agreement, dated March 5, 2008, as amended, by and between Dialogic Corporation, the Lenders and the Agent (the “Credit Agreement”). Pursuant to the terms of the Fourth Amendment, each of the Lenders and the Agent agreed to forbear from exercising its rights and remedies under the Credit Agreement, including the right to accelerate the maturity date of amounts outstanding under the Credit Agreement and realize on its collateral under the terms of the Credit Agreement, with respect to certain existing and anticipated defaults by the Company under the Credit Agreement, as described in the Forbearance Agreement, until the earliest of (i) April 22, 2012, (ii) the occurrence of any additional Event of Default (as defined in the Credit Agreement), which for this purpose includes the exercise by any third party of any rights or remedies against the Company, Dialogic Corporation or any of Cantata Technology, Inc., Dialogic Distribution Ltd., Dialogic Networks (Israel) Ltd. and Dialogic do Brasil Comércio de Equipamentos Para Telecomunicação LTDA, which are wholly owned subsidiaries of the Company, or (iii) the occurrence of any Termination Event (as defined in the Credit Agreement) in exchange for a release of claims by Dialogic Corporation against the Lenders and Agent.

The description of the Fourth Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2012, the Company received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “Staff”), notifying it that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”).

In accordance with Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until August 27, 2012, to regain compliance with the Bid Price Rule. If at any time before August 27, 2012 the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under Listing Rule 5810(c)(3)(A), the Staff will provide written notification to the Company that it complies with the Bid Price Rule. If the Company does not regain compliance with the Bid Price Rule by August 27, 2012, but applies for listing on The NASDAQ Capital Market by such date, provided it meets the initial inclusion and continued listing requirements of that market as set forth in Listing Rule 5505 other than the $1.00 per share bid price requirement, and provides the Staff with written notice of its intention to cure the deficiency, the Company will be granted an additional 180 calendar day compliance period.

If the Company does not regain compliance with the Bid Price Rule by August 27, 2012 and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Hearings Panel, or the Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

On February 28, 2012, the Company also received a deficiency letter from the Staff notifying it that, for the last 30 consecutive business days, the market value of the Company’s publicly held shares has been below the minimum $15.0 million requirement for continued listing on The NASDAQ Global Market pursuant to Listing Rule 5450(b)(3)(C) (the “Market Value Rule”).

In accordance with Listing Rule 5810(c)(3)(D), the Company has been given 180 calendar days, or until August 27, 2012, to regain compliance with the Market Value Rule. If at any time before August 27, 2012 the market value of the Company’s publicly held shares closes at $15.0 million or more for a minimum of 10 consecutive business days as required under Listing Rule 5810(c)(3)(D), the Staff will provide written notification to the Company that it complies with the Market Value Rule.

If the Company does not regain compliance with the Market Value Rule by August 27, 2012, the Staff will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may either apply for listing on The NASDAQ Capital Market, provided the Company meets the initial inclusion and continued listing requirements of that market as set forth in Listing Rule 5505, or appeal the Staff’s delisting determination to the Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter, dated March 1, 2012, from Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP to the Company.

10.2	Amendment No. 4 to Forbearance Agreement, dated as of March 5, 2012, by and among Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as the administrative agent for the Lenders, certain financial institutions party thereto as Lenders, and Dialogic Corporation, a British Columbia corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: March 5, 2012
	By:	/s/ John Hanson
John Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter, dated March 1, 2012, from Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP to the Company.

10.2	Amendment No. 4 to Forbearance Agreement, dated as of March 5, 2012, by and among Wells Fargo Foothill Canada ULC, an unlimited corporation existing under the laws of Alberta, as the administrative agent for the Lenders, certain financial institutions party thereto as Lenders, and Dialogic Corporation, a British Columbia corporation.